UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020 (September 16, 2020)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31262	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

770-418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.01	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement

On September 16, 2020, Asbury Automotive Group, Inc. (the “Company”) issued $250.0 million aggregate principal amount of additional senior notes, consisting of (i) $125.0 million aggregate principal amount of 4.50% senior notes due 2028 (the “Additional 2028 Notes”) pursuant to an indenture, dated February 19, 2020 (the “2028 Notes Indenture”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officer’s certificate dated September 16, 2020 (the “Additional 2028 Notes Officer’s Certificate”), and (ii) $125.0 million aggregate principal amount of 4.75% senior notes due 2030 (the “2030 Additional Notes” and, together with the Additional 2028 Notes, the “Additional Notes”) pursuant to an indenture, dated February 19, 2020 (the “2030 Notes Indenture” and, together with the 2028 Notes Indenture, the “Indentures”) among the Company, the Guarantors and the Trustee, as supplemented by an officer’s certificate dated September 16, 2020 (the “Additional 2030 Notes Officer’s Certificate”). The Additional 2028 Notes were priced at 101.00% plus accrued interest from and including September 1, 2020, and the Additional 2030 Notes were priced at 101.75% plus accrued interest from and including September 1, 2020. The Additional Notes of each series are part of the same issuance of, and rank equally and form a single series, respectively, with the $280.0 million outstanding aggregate principal amount of the Company’s 4.50% senior notes due 2028 (the “2028 Notes”), and the $320.0 million outstanding aggregate principal amount of the Company’s 4.75% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Existing Notes”), which were issued on February 19, 2020. The Additional Notes of each series have the same terms as the Existing Notes of each series, including being guaranteed, jointly and severally, by each existing and future restricted subsidiary of the Company that guarantees the Company’s existing senior credit facility.

The Additional Notes were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Interest accrues on the Additional Notes from September 1, 2020, and interest is payable semiannually on March 1 and September 1 of each year. The first interest payment date is March 1, 2021.

The Additional 2028 Notes bear interest at a rate of 4.50% per year and will mature on March 1, 2028. We may redeem some or all of the Additional 2028 Notes at any time after March 1, 2023 at redemption prices specified in the 2028 Notes Indenture. We may also redeem up to 40% of the aggregate principal amount of the Additional 2028 Notes using the proceeds from certain equity offerings completed before March 1, 2023 at a redemption price of 104.50% of their principal amount plus accrued and unpaid interest. In addition, we may redeem some or all of the Additional 2028 Notes at any time prior to March 1, 2023 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the 2028 Notes Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Additional 2028 Notes. The terms of the Additional 2028 Notes are set out in detail in the 2028 Notes Indenture.

The Additional 2030 Notes bear interest at a rate of 4.75% per year and will mature on March 1, 2030. We may redeem some or all of the Additional 2030 Notes at any time after March 1, 2025 at redemption prices specified in the 2030 Notes Indenture. We may also redeem up to 40% of the aggregate principal amount of the Additional 2030 Notes using the proceeds from certain equity offerings completed before March 1, 2025 at a redemption price of 104.75% of their principal amount plus accrued and unpaid interest. In addition, we may redeem some or all of the Additional 2030 Notes at any time prior to March 1, 2025 at a price equal to 100% of the principal amount thereof plus a make whole premium set forth in the 2030 Notes Indenture, and accrued and unpaid interest. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to repurchase the Additional 2030 Notes. The terms of the Additional 2030 Notes are set out in detail in the 2030 Notes Indenture.

The Indentures contain covenants that, among other things, restrict the Issuer’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, agree to certain restrictions on the ability of restricted subsidiaries to make certain payments to the Issuer or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the suspension of certain of these covenants upon the Additional Notes receiving investment grade credit ratings.

The Company intends to use the gross proceeds from the offering of Additional Notes offered (i) to repay $150.0 million in aggregate principal amount of a 4.00% promissory note due August 2021 and $50.0 million in aggregate principal amount of a 4.00% promissory note due February 2022 used to finance the recently completed acquisition of certain assets of the Park Place Dealership group pursuant to that certain Asset Purchase Agreement, dated as of July 6, 2020 (collectively, the “Acquisition”), (ii) to repay approximately $50.0 million in aggregate principal amount outstanding under our revolving credit facility, (iii) to pay all fees and expenses in connection with this offering and (iv) for general corporate purposes, which may include the repayment of additional indebtedness outstanding under our revolving credit facility or other indebtedness under our senior credit facility.

The Additional Notes of each series were issued subject to registration rights agreements, each dated September 16, 2020, with respect to the Additional 2028 Notes (the “2028 Notes Registration Rights Agreement”) and the Additional 2030 Notes (the “2030 Notes Registration Rights Agreement,” and, together with the 2028 Notes Registration Rights Agreement, the “Registration Rights Agreements”), by and among the Company, the Guarantors and the initial purchasers of the Existing Notes. The Registration Rights Agreements require the Company and the Guarantors to use their commercially reasonable efforts to have an exchange offer registration statement relating to the applicable series of Notes and related guarantees declared effective by the SEC on or prior to 270 days after the applicable series Existing Notes were issued. If, under certain circumstances, an exchange offer cannot be completed, the Company and the Guarantors must use their commercially reasonably efforts to file with the SEC a shelf registration statement covering resales of the applicable series of Additional Notes and related guarantees and use their commercially reasonable efforts to cause such registration statement to be declared effective as provided for in the Registration Rights Agreements. In such instance, the Company would be obligated to keep such shelf registration statement effective for up to one year from the date of the initial effectiveness of the shelf registration statement. If the Company fails to satisfy its obligations under the Registration Rights Agreements, it will, under certain circumstances, be required to pay additional interest to the holders of the applicable series of Additional Notes.

The initial purchasers of the Additional Notes of each series and their affiliates have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company, for which they received, or may in the future receive, customary fees and commissions for these transactions.

Copies of the Additional 2028 Notes Officer’s Certificate, the Additional 2030 Notes Officer’s Certificate, the 2028 Notes Registration Rights Agreement and the 2030 Notes Registration Rights Agreement are attached to this current report on Form 8-K as Exhibits 4.3, 4.4, 4.7 and 4.8 respectively, and are incorporated by reference as if fully set forth herein. The 2028 Notes Indenture, the 2030 Notes Indenture, the form of the Additional 2028 Notes and the form of Additional 2030 Note have previously been filed with the SEC as Exhibits 4.1, 4.2, 4.5 and 4.6, respectively, to the Company’s Current Report on Form 8-K filed on February 20, 2020, and are incorporated by reference as if fully set forth herein. The foregoing descriptions of the Additional 2028 Notes Officer’s Certificate, Additional 2030 Notes Officer’s Certificate, Registration Rights Agreements, 2028 Notes Indenture, 2030 Notes Indenture, form of the Additional 2028 Notes and form of Additional 2030 Notes are qualified in their entirety by the complete text of each of such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture relating to the 2028 Notes, dated as of February 19, 2020, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on February 20, 2020)

4.2	Indenture relating to the 2030 Notes, dated as of February 19, 2020, among the Company, each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on February 20, 2020)

4.3	Officer’s Certificate of Asbury Automotive Group, Inc. pursuant to the 2028 Notes Indenture, dated September 16, 2020

4.4	Officer’s Certificate of Asbury Automotive Group, Inc. pursuant to the 2030 Notes Indenture, dated September 16, 2020

4.5	Form of Additional 4.50% Senior Note due 2028 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on February 20, 2020)

4.6	Form of Additional 4.75% Senior Note due 2030 (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on February 20, 2020)

4.7	Registration Rights Agreement relating to the 2028 Notes, dated September 16, 2020, among Asbury Automotive Group, Inc., the guarantors party thereto and BofA Securities, Inc., as representative of the Initial Purchasers

4.8	Registration Rights Agreement relating to the 2030 Notes, dated September 16, 2020, among Asbury Automotive Group, Inc., the guarantors party thereto and BofA Securities, Inc., as representative of the Initial Purchasers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 16, 2020	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel & Secretary